Exhibit 10.8

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”) dated as of March 31, 2011, is among PATRICK INDUSTRIES, INC., an Indiana corporation (the “Company”), and the holders of Warrants (as defined below) listed on the signature page hereof (along with their permitted transferees, the “Holders”).

WHEREAS, to induce the Holders to enter into the Secured Senior Subordinated Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) of even date herewith among the Company, the Holders and Northcreek Mezzanine Fund I, L.P. as collateral agent, the Company has agreed to issue warrants (the “Warrants”) to purchase up to an aggregate of 400,000 shares, subject to adjustment, of its common stock, without par value (the “Common Stock”).

WHEREAS, the Company and the Holders have agreed to set forth herein the terms of the Warrants and certain agreements relating to, among other things, the exercise and transfer of the Warrants.

NOW, THEREFORE, for valuable consideration, the parties hereto agree as follows:

  ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1  Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Shares of Common Stock” means (without duplication) all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company on or after the date hereof, whether or not subsequently reacquired or retired by the Company, other than (a) shares issued upon the exercise of the Warrants and (b) such number of additional shares as may become issuable upon the exercise of the Warrants by reason of adjustments required pursuant to the provisions of such Warrants as in effect on the date hereof.

“Applicable Number of Shares” means at any date of determination a number of shares of Common Stock equal to the difference between (a) the Initial Number of Shares, less (b) the number of shares of Common Stock which were issued pursuant to the exercise of any Warrant, as determined immediately prior to such date (giving effect to any stock splits or combinations, or any dividends paid or payable in shares of Common Stock, after the issuance of such shares).

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed.  Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Common Stock” has the meaning specified in the recitals to this Agreement and includes any capital stock into which the Common Stock shall have been changed or any capital stock resulting from any reclassification of Common Stock, and all other capital stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Company” has the meaning specified in the introduction to this Agreement.

“Convertible Security” means any evidence of indebtedness, share of stock (other than Common Stock) or other security directly or indirectly convertible into or exercisable or exchangeable for Additional Shares of Common Stock.

“Current Market Price” means, on any date specified herein, the average of the daily Market Price during the five consecutive trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Notice” has the meaning specified in Section 2.1(a).

“Exercise Price” means the Initial Price, as adjusted from time to time as provided herein.

“Expiration Date” means 11:59 p.m., New York City time, on March 31, 2016.

“Fair Value” means, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and a Majority of the Holders; provided that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and a Majority of the Holders, or if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules; and provided, further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

“Holder” has the meaning specified in the introduction to this Agreement.

“Initial Number of Shares” means 250,000 shares of Common Stock.

“Initial Price” means $0.01 per share.

“Majority of the Holders” means Holders of Warrants issued pursuant to this Agreement that would be, upon exercise of the Warrants, entitled to purchase more than 50% of all shares of Common Stock then issuable under all of the Warrants issued pursuant to this Agreement.

“Market Price” means, on any date specified herein, the amount per share of Common Stock equal to (a) the last reported sale price of the Common Stock at or prior to 4:00 p.m., New York City time, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof as of 4:00 p.m., New York City time, on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, (b) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is traded in the over-the-counter market, the last reported sale price of Common Stock at or prior to 4:00 p.m., New York City time, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof as of 4:00 p.m., New York City time, on such date, in either case as reported by Bloomberg Financial Markets, or (c) if Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date that is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and a Majority of the Holders; provided that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and a Majority of the Holders or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules; and provided, further, that the Company shall pay all fees and expenses of any third party incurred in connection with determining the Market Price.

“Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities.

“Other Securities” means any capital stock (other than Common Stock) and other securities of the Company or any other Person that the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Article IV or otherwise.

“Person” means any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning specified in Section 2.1(a).

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement dated as of December 11, 2008 among the Company, J.P. Morgan Chase Bank, N.A., Fifth Third Bank, Bank of America, N.A., Key Bank, National Association, RBS Citizens, National Association, Associated Bank, National City Bank, 1st Source Bank, Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P., and as amended to, among other things, add Tontine Capital Overseas Master Fund II, L.P. and Northcreek Mezzanine Fund I, L.P. as parties thereto.

“Securities Act” means the Securities Act of 1933.

“Warrants” has the meaning specified in the recitals to this Agreement.

“Warrant Shares” means (a) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants and (b) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock split, reverse stock split or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise.

“Waiver Notice” has the meaning specified in Section 2.4(a).

Section 1.2  Interpretation.  For purposes of this Agreement, (a) definitions shall apply equally to the singular and plural forms of the terms defined; (b) words of any gender shall be deemed to include each other gender; (c) Article and Section headings are for convenience only and shall not limit or otherwise affect the meaning hereof; (d) the word “including” and words of similar import shall be deemed to be followed by the phrase “without limitation”; and (e) unless otherwise specified or the context otherwise requires, (i) any reference to an agreement or other document means such agreement or other document as amended, restated or otherwise modified from time to time, (ii) any reference to a Person shall be deemed to include such Person’s successors and assigns, (iii) any reference to an Article, a Section, an Exhibit or a Schedule means an Article or a Section of, or an Exhibit or Schedule to, this Agreement and (e) any reference to a statute or regulation includes all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

  ARTICLE II

ISSUANCE AND EXERCISE OF WARRANTS

Section 2.1.  Issuance of Warrants; Manner of Exercise; Payment of the Purchase Price.  (a)  Subject to the terms and conditions of this Agreement, the Company hereby issues to each initial Holder a Warrant (each in the form of Exhibit A) to purchase, at the Exercise Price, shares of fully paid and nonassessable Common Stock in the amount set forth on Schedule A and listed adjacent to such Holder’s name.  Each Warrant may be exercised by the Holder thereof, in whole or in part, from time to time prior to the Expiration Date, for a number of shares of Common Stock not greater than the then-Applicable Number of Shares determined as of the date of exercise, by surrendering to the Company at its principal office such Warrant, with an Election to Purchase Shares (an “Exercise Notice”) in the form of Exhibit B (or a reasonable facsimile thereof) duly executed by the Holder.  An Exercise Notice shall specify the number of shares of Common Stock to be issued to such Holder and shall be accompanied by payment of the applicable purchase price (the “Purchase Price”) in an amount equal to the product of (i) the Exercise Price and (ii) the number of shares of Common Stock to be issued.

(b)  Payment of the Purchase Price may be made as follows: (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company; (ii) by cashless exercise pursuant to Section 2.1(c); (iii) by surrender to the Company for cancellation of certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price; or (iv) by any combination of the methods described in clauses (i), (ii) and (iii).

(c)  A Holder may exercise a Warrant in whole or in part without payment in cash of the Purchase Price by electing to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula:

Net Number =   (A x B) – (A x C)
B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which such Warrant is then being exercised.
B =	the Market Price of the shares of Common Stock (or Other Securities) on the date immediately preceding the date of the relevant Exercise Notice.
C =	the Exercise Price then in effect.

Section 2.2  When Exercise Effective.  Each exercise of a Warrant shall be deemed to have been effected as of the later to occur of (a) the Company’s receipt of payment of the Purchase Price and (b) immediately prior to the close of business on the Business Day on which such Warrant is surrendered to the Company as provided in Section 2.1, and at such time of effectiveness the Person or Persons in whose name or names such shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

Section 2.3  Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses.  (a)  As soon as practicable after each exercise of a Warrant, in whole or in part, and in any event within three Business Days thereafter, the Company shall either (1) cause to be issued in the name of and delivered to the Holder thereof or, subject to Article X, such other Person as the Holder may direct, a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise; or (2) if a transfer agent or registrar has been appointed for the Common Stock (or Other Securities) that participates in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program or any successor program and the Holder so elects, cause the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise to be credited to the

Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or any successor system.

(b)  If any such exercise is for less than all of the then-Applicable Number of Shares as of the date of exercise purchasable under the applicable Warrant, the Company shall issue to the applicable Holder a new Warrant in like form for the unexercised portion thereof.

(c)  The Company will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrants or any shares of Common Stock (or Other Securities) issuable upon exercise thereof in a name other than that of the Holder of such Warrant.

(d)  The Company shall pay all taxes (other than Federal, state or local income taxes) that may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrants or the Common Stock (or Other Securities) issuable upon the exercise of any Warrant or in connection with any modification of this Agreement or the Warrants, and shall hold each Holder harmless without limitation as to time against all liabilities with respect to all such taxes.  The obligations of the Company under this Section 2.3(d) shall survive any termination of this Agreement and any exercise, cancellation or termination of the Warrants.  The Company and the Holders agree that the Warrants and the obligations under the Note Purchase Agreement, as amended, are being issued without original issue discount within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, and shall report on that basis for federal income tax purposes.

  ARTICLE III

ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE;
ADJUSTMENT OF EXERCISE PRICE

Section 3.1  Adjustment of Number of Shares.  From and after the date hereof, upon each adjustment of the Exercise Price as a result of the calculations made in this Article III, each Warrant shall thereafter evidence the right to receive, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-hundredth of a share) obtained by dividing (i) the product of the aggregate number of shares covered by such Warrant immediately prior to such adjustment and the Exercise Price in effect immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately after such adjustment of the Exercise Price.

Section 3.2  Adjustment of Exercise Price.  (a)  Issuance of Additional Shares of Common Stock.  If the Company at any time after the date hereof issues or sells Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale, then, subject to Section 3.8, the Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction:

(i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Exercise Price, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this Section 3.2(a), (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

(b)  Dividends and Distributions.  If the Company at any time after the date hereof declares, orders, pays or makes a dividend or other distribution (including any distribution of additional capital stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization, reorganization or similar corporate rearrangement) on the Common Stock, then (in each such case), subject to Section 3.9, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction:

(x) the numerator of which shall be the Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

(y) the denominator of which shall be such Market Price.

Section 3.3  Treatment of Options and Convertible Securities.  If the Company at any time after the date hereof issues, sells, grants or assumes, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then (in each such case) the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Exercise Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a)  whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Exercise Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities that contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

(b)  if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, that are outstanding at such time;

(c)  upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities that (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

(i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

(d)  no readjustment pursuant to clause (b) or (c) above shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

(e)  in the case of any such Options that expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (c) above.

Section 3.4  Treatment of Stock Dividends, Stock Splits, etc.  If the Company at any time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then (in each such case) Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

Section 3.5  Computation of Consideration.  For the purposes of this Article III,

(a)  the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

(i) insofar as it consists of cash, be computed at the gross proceeds to the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

(ii) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

(iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of “Fair Value” herein;

(b)  Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

(i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the applicable Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in clause (a) above, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

(c)  Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits and similar corporate events shall be deemed to have been issued for no consideration.

Section 3.6  Adjustments for Combinations, etc.  If after the date hereof the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

Section 3.7  Dilution in Other Cases.  If after the date hereof any event occurs of the type contemplated by the provisions of this Article III but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company in good faith will make an appropriate adjustment in the Exercise Price so as to be equitable under the circumstances and otherwise protect the rights of the Holders; provided that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Agreement.

Section 3.8  De Minimis Adjustments; Certain Retroactive Adjustments.  If the amount of any adjustment of the Exercise Price required pursuant to this Article III would be less than one tenth (1/10) of one percent (1%) of the Exercise Price, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Exercise Price of at least one tenth (1/10) of one percent (1%) of such Exercise Price.  All calculations under this Agreement shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

Section 3.9  Abandoned Dividend or Distribution.  If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Exercise Price under the terms of this Agreement) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Exercise Price by reason of the taking of such record shall be reversed, and any subsequent adjustment, based thereon, shall be recomputed.

  ARTICLE IV

CONSOLIDATION, MERGER, ETC.

Section 4.1  Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc.  If the Company (a) consolidates with or merges into any other Person and is not the continuing or surviving corporation of such consolidation or merger, (b) permits any other Person to consolidate with or merge into the Company and the Company is the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) transfers all or substantially all of its properties or assets to any other Person or (d) effects a reclassification, recapitalization or reorganization of the Common Stock (other than a reclassification, recapitalization or reorganization of the Common Stock resulting in the issuance of Additional Shares of Common Stock for which an adjustment in the Exercise Price is provided for in Section 3.2(a) or 3.2(b)), then (in each such case) proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement, the Holder of a Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect immediately prior to the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised such Warrant for all of the then-Applicable Number of Shares immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Article III and this Article IV.

Section 4.2  Assumption of Obligations.  Notwithstanding anything contained in this Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to or at the consummation thereof, each Person (other than the Company) that may be required to deliver any stock, securities, cash or property upon the exercise of a Warrant, as provided herein, shall assume, by written instrument delivered to each of the Holders, (a) the obligations of the Company under this Agreement (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to the Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Article IV, the Holders may be entitled to receive.

  ARTICLE V

NO DILUTION OR IMPAIRMENT

The Company shall not, by amendment of its Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of any Warrant against dilution or other impairment in accordance with the terms hereof.  Without limiting the generality of the foregoing, the Company (a) shall not permit the par value (if any) of any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, and (c) shall not amend or modify any provision of the Articles of Incorporation or by-laws of the Company in any manner that would adversely affect in any way the rights or powers of the Holder of any Warrant in its capacity as such.

  ARTICLE VI

NOTICES OF CORPORATE ACTION

In the event of:

(a)  any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)  any reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person,

(c)  any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d) any adjustment to the Exercise Price,

the Company shall give to each Holder of a Warrant a notice specifying (i) in the case of clause (a), the date or expected date on which such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) in the case of clauses (b) and (c), the date or expected date on which such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and (iii) in the case of clause (d), the adjustment so made and setting forth in reasonable detail the calculation of such adjustment.  Such notice shall be given by the Company at least 10 days prior to the earlier of the date or expected date on which such action is to take place and the applicable record date, in the case of clauses (a), (b) and (c), and promptly upon the occurrence of such adjustment, in the case of clause (d).

ARTICLE VII

LISTING OF COMMON STOCK

At any time that the Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on the principal such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and use commercially reasonable efforts to maintain the listing of such shares after their issuance; and the Company shall list or cause to be listed on such national securities exchange, and use commercially reasonable efforts to maintain or cause to be maintained such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if any securities of the same class shall be listed on such national securities exchange.

ARTICLE VIII

PRIVATE PLACEMENT; RESTRICTIONS ON TRANSFER

Section 8.1  Private Placement Representations.  Each Holder represents, severally and not jointly, that it is an “accredited investor” within the meaning of Regulation D under the Securities Act and that the Warrants are being or will be acquired for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view toward distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act, any other federal securities law or the securities laws of any state, but subject, nevertheless, to the disposition of its property being at all times within its control and without prejudice to its rights to sell or otherwise dispose of all or any part of the Warrants and Warrant Shares under an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and applicable state securities laws.

Section 8.2  Restrictive Legends.  Except as otherwise permitted by this Article VIII, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.  THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF MARCH 31, 2011 AMONG PATRICK INDUSTRIES, INC. AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED THEREUNDER, PURSUANT TO WHICH THIS WARRANT WAS ISSUED.”

 “THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE WARRANT AGREEMENT AND THE SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 11, 2008 AMONG PATRICK INDUSTRIES, INC. AND THE OTHER PARTIES THERETO, AS SUCH AGREEMENTS MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.”

Except as otherwise permitted by this Article VIII, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.  SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF MARCH 31, 2011 AMONG PATRICK INDUSTRIES, INC. AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED THEREUNDER.  A COMPLETE AND CORRECT COPY OF THE WARRANT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF PATRICK INDUSTRIES, INC. OR AT THE OFFICE OR AGENCY MAINTAINED BY PATRICK INDUSTRIES, INC. AS PROVIDED IN THE WARRANT AGREEMENT AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF THE WARRANT AGREEMENT AND THE SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 11, 2008 AMONG PATRICK INDUSTRIES, INC. AND THE OTHER PARTIES THERETO, AS SUCH AGREEMENTS MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.”

Section 8.3 Transfers to Comply With the Securities Act.  (a)  No Warrant may be exercised and no Warrant or Warrant Share may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “sale”), except in compliance with this Article VIII.

(b)  A Holder may exercise a Warrant if it is an “accredited investor” or a “qualified institutional buyer,” as defined in Regulation D and Rule 144A under the Securities Act, respectively, and a Holder may sell any Warrant or any Warrant Shares to any affiliate of such Holder or to a transferee that is an “accredited investor” or a “qualified institutional buyer,” as such terms are defined in such Regulation and such Rule, respectively, provided that (other than in the case any such sale to an affiliate of such Holder) each of the following conditions is satisfied:

(i) with respect to any “accredited investor” that is not an institution, such transferee provides a certification establishing to the reasonable satisfaction of the Company that it is an “accredited investor”;

(ii) such transferee represents that it is acquiring the Warrant and/or Warrant Shares for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

(iii) such transferee agrees to be bound by the provisions of this Agreement with respect to any Warrants and Warrant Shares held by it.

Section 8.4  Termination of Restrictions.  The restrictions imposed by this Article VIII on the transferability of Warrants and Warrant Shares shall terminate as to any particular Warrants or Warrant Shares (a) when a registration statement with respect to the sale of such securities has been declared effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (c) when such securities may be sold without restriction pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (d) when, in the opinion of counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder.  Whenever such restrictions shall cease and terminate as to any Warrants or Warrant Shares, each applicable Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 8.2.

  ARTICLE IX

RESERVATION OF STOCK, ETC.

The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrants.  All shares of Common Stock (or Other Securities) issuable upon exercise of a Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges.  The transfer agent for the Common Stock, which may be the Company (the “Transfer Agent”), and every subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of any of the purchase rights represented by the Warrants, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose.  The Company shall keep copies of each Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose.  All Warrants surrendered upon the exercise of the rights thereby evidenced and not required to be returned to the Holder pursuant hereto shall be canceled.  Subsequent to the Expiration Date, no shares of Common Stock need be reserved in respect of any unexercised Warrant.

  ARTICLE X

REGISTRATION AND TRANSFER OF WARRANTS, ETC.

Section 10.1  Warrant Register; Ownership of Warrants.  Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company’s election and expense, by a warrant agent or the Transfer Agent.  The Company shall promptly notify the Holders in writing of the name and address of any such warrant agent or Transfer Agent appointed by the Company or any successor warrant agent or Transfer Agent.  The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes.  Subject to Article VIII, a Warrant, if properly assigned (including to an affiliate of the Holder), may be exercised by a new Holder without a new Warrant first having been issued.

Section 10.2. Transfer of Warrants.  Subject to compliance with Article VIII, if applicable, each Warrant and all rights thereunder are transferable in whole or in part from time to time, without charge to the Holder thereof, upon surrender of such Warrant with a properly executed Assignment in the form of Exhibit C at the principal office of the Company or, if the Warrant Register is then held by a warrant agent or the Transfer Agent, the office of such warrant agent or Transfer Agent where such Warrant Register is held.  Each such transferee shall succeed to all of the rights and obligations of the transferring Holder under this Agreement or, if a Warrant is only partially transferred, the transferring Holder and such transferee shall, simultaneously, hold rights and obligations hereunder in proportion to their respective ownership of the Warrants.  Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for a number of shares of Common Stock (or Other Securities) with respect to which rights under such Warrant were not so transferred.

Section 10.3  Replacement of Warrant.  On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, on delivery of an indemnity reasonably acceptable to the Company, or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

Section 10.4  Fractional Shares.  Notwithstanding any provision of this Agreement, the Company shall not be required to issue fractions of shares upon exercise of any Warrant or to distribute certificates which evidence fractional shares.  In lieu of fractional shares, the Company shall make payment to the applicable Holder, at the time of exercise of any Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Exercise Price of a share of Common Stock on the date of such exercise.

  ARTICLE XI

MISCELLANEOUS

Section 11.1  Remedies; Specific Performance.  The Company stipulates that there would be no adequate remedy at law to the Holders in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement and accordingly, the Company agrees that, in addition to any other remedy to which any Holder may be entitled at law or in equity, the Holders shall be entitled to specific performance of the obligations of the Company under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, the Company shall not raise the defense that there is an adequate remedy at law.  Except as otherwise provided by law, a delay or omission by any Holder in exercising any right or remedy accruing upon any such breach or threatened breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach.  No remedy shall be exclusive of any other remedy.  All available remedies shall be cumulative.

Section 11.2  No Rights or Liabilities as Shareholder.  Nothing contained in this Agreement shall be construed as conferring upon any Holder any rights as a shareholder of the Company or as imposing any obligation on any Holder to purchase any securities or as imposing any liability on any Holder as a shareholder of the Company, whether such obligation or liability is asserted by the Company or by any creditor of the Company.

Section 11.3  Notices.  All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, a recognized overnight delivery service or first class registered or certified mail, return receipt requested, postage prepaid, addressed: if to the Company, to the Company at its address at:

Patrick Industries, Inc.
107 West Franklin Street
Elkhart, IN 46515
Attention: Andy L. Nemeth
Telephone: (574) 294-7511
Telecopier: (574) 522-5213

with a copy to:

Robert A. Schreck, Jr.
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, IL 60606

Telephone: (312) 984-7582
Telecopier: (312) 984-7700;

if to any Holder, at the address specified in Schedule A or in the assignment instrument pursuant to which it became a party hereto; or as to any party, at such other address as shall be designated by such party in a written notice to the other party.

All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if sent by facsimile; on the next Business Day, if timely delivered to a recognized overnight delivery service; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided that the exercise of any Warrant shall be effective in the manner provided in Article II.

Section 11.4  Amendments.  This Agreement and any term hereof may be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may be given, only if set forth in a written instrument duly executed by the Company and each Holder against which enforcement of such amendment, modification, supplement, termination, waiver or consent is sought.

Section 11.5  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois (without giving effect to the conflicts of laws principles thereof).

Section 11.6  Jurisdiction; Consent to Service of Process. (a)  Each party hereto irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any Illinois State court or Federal court of the United States of America sitting in Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Illinois State court or, to the extent permitted by law, Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, (A) any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and (B) any defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.3.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law; provided that notice of the use of any such alternative means of service shall be provided to each affected party in the manner provided in Section 11.3.

Section 11.7  Waiver of Jury Trial.  EACH PARTY HERETO (A) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT; (B) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (C) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.

Section 11.8  Registration Rights Agreement.  The shares of Common Stock (and Other Securities) issuable to a Holder upon exercise of any Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement).  Such Holder shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of a Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such Holder as a holder of such Registrable Securities.

[Remainder Intentionally Left Blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

PATRICK INDUSTRIES, INC.

By :	/s/ Andy L. Nemeth
	Name:	Andy L. Nemeth
	Title:	Executive Vice President of Finance,
Chief Financial Officer, Secretary andTreasurer

TONTINE CAPITAL OVERSEAS
MASTER FUND II, L.P.

By:	Tontine Asset Associates, L.L.C., its
general partner

	By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

NORTHCREEK MEZZANINE FUND I, L.P.

By:	NMF GP, LLC, its general partner

	By:	Northcreek Management, Inc., its manager

		By:	/s/ Barry Peterson
		Name:	Barry Peterson
		Title:	Vice President

SCHEDULE A
to Warrant Agreement

INITIAL HOLDERS AND AGGREGATE NUMBER
OF INITIAL WARRANT SHARES

Name and Address of Holder	Number of Warrant Shares
Tontine Capital Overseas Master Fund II, L.P. 55 Railroad Avenue Greenwich, CT 06830 Facsimile: (203) 769-2010 Attn: Jeffrey L. Gendell	125,000

Northcreek Mezzanine Fund I, L.P. 255 East Fifth Street, Suite 3010 Cincinnati, OH 45202 Facsimile: (513) 985-6603 Attn: Barry A. Peterson	125,000

EXHIBIT A
to Warrant Agreement

FORM OF WARRANT

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.  THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF MARCH 31, 2011 AMONG PATRICK INDUSTRIES, INC. (THE “COMPANY”) AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED THEREUNDER, PURSUANT TO WHICH THIS WARRANT WAS ISSUED.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE WARRANT AGREEMENT AND THE SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 11, 2008 AMONG PATRICK INDUSTRIES, INC.,THE OTHER PARTIES THERETO, AS SUCH AGREEMENTS MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.

PATRICK INDUSTRIES, INC.

COMMON STOCK PURCHASE WARRANT

No.W-	March 31, 2011

Warrant to Purchase
125,000 Shares of Common Stock

PATRICK INDUSTRIES, INC., an Indiana corporation (the “Company”), for value received, hereby certifies that ________ or its registered assigns (the “Holder”) is entitled to purchase from the Company that number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, without par value, of the Company (the “Common Stock”) set forth above, at a purchase price per share equal to the Exercise Price, at any time or from time to time on or after the date hereof, but prior to 11:59 p.m., New York City time, on March 31, 2016, all subject to the terms, conditions and adjustments set forth in the Warrant Agreement dated as of March 31, 2011 among the Company and the holders from time to time of the Warrants issued thereunder (the “Warrant Agreement”).  Capitalized terms used and not otherwise defined herein have the meanings assigned such terms in the Warrant Agreement.

This Warrant is one of the Warrants (such term to include any such warrants issued in substitution therefor) referred to and issued under the Warrant Agreement. The number of shares of Common Stock issuable upon exercise of this Warrant as set forth on the face hereof is subject to certain adjustments as provided in the Warrant Agreement.  The Holder is entitled to certain benefits as set forth in the Second Amended and Restated Registration Rights Agreement dated as of December 11, 2008 among the Company and the other parties thereto, as such agreement may be amended, modified, supplemented, restated or otherwise changed from time to time (the “Registration Rights Agreement”).  Copies of the Warrant Agreement and the Registration Rights Agreement are available from the Company at no charge upon the request of the Holder.

Dated:	March __, 2011	PATRICK INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT B
to Warrant Agreement

FORM OF
ELECTION TO PURCHASE SHARES

The undersigned irrevocably elects to exercise the Warrant to purchase shares of Common Stock, without par value (“Common Stock ”), of PATRICK INDUSTRIES, INC. and hereby makes payment of $_____________ therefor in accordance with the terms of the Warrant Agreement dated as of March 31, 2011 pursuant to which the Warrant was issued, against delivery of stock certificates representing such shares. The undersigned requests that certificates for such shares be issued and delivered as follows:

If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the total number of Shares then covered by the Warrant, the undersigned requests that this Warrant, which shall note the number of shares of Common Stock issued to date, be delivered to the holder as follows:

Dated:
[Insert name of holder on line above]*

By:
Name:
Title:

* Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.

EXHIBIT C
to Warrant Agreement

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, without par value (“Common Stock”), of PATRICK INDUSTRIES, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

and does hereby irrevocably constitute and appoint attorney ________ to make such transfer on the books of PATRICK INDUSTRIES, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:
[Insert name of holder on line above]*

By:
Name:
Title:

* Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.